Exhibit 5.3
[ITT Letterhead]
October 28, 2011
ITT Corporation
1133 Westchester Avenue
White Plains, NY 10604
Ladies and Gentlemen:
     I am the Vice President and General Counsel of ITT Corporation, an Indiana corporation (the “Company”), and as such I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of $30,000,000 of deferred compensation obligations (“Obligations”), which represent unsecured obligations of the Company to pay deferred compensation to eligible participants in the future in accordance with the terms of the ITT Deferred Compensation Plan (the “Plan”).
     I have examined the Registration Statement, the Plan, the Company’s Articles of Amendment of the Restated Articles of Incorporation and the Company’s Amended and Restated Bylaws. I also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that if and when the Obligations are issued in accordance with the terms and conditions of the Plan, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (whether considered in a proceeding in equity or at law).
     I do not express any opinion herein concerning any law other than the law of the State of New York and federal law of the United States.
     I hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement.

Very truly yours,
/s/ Frank R. Jimenez
Frank R. Jimenez, Esq.

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